EXHIBIT 99.4
                                                                    ------------


                          Consent of Stolt-Nielsen S.A.
                          -----------------------------

         The undersigned agrees that the Schedule 13D executed by Jacob Stolt-Nielsen to which this statement is attached as an exhibit is filed on behalf of Jacob Stolt-Nielsen, Ansbacher (Cayman) Limited, Ansbacher Bank and Trust Company (Cayman) Limited, Fiducia Ltd. and Stolt-Nielsen S.A. pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934.

Dated:  January 18, 2005

                                              STOLT-NIELSEN S.A.



                                              By: /s/ Niels G. Stolt-Nielsen
                                                  ----------------------------
                                                  Name:  Niels G. Stolt-Nielsen
                                                  Title: Chief Executive Officer